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                                                                 EXHIBIT e(1)(c)

                                 AMENDMENT NO. 2
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                              AIM TAX-EXEMPT FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

         The First Amended and Restated Master Distribution Agreement (the Agreement"), dated July 1, 2000, by and between AIM Tax-Exempt Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1. The following paragraph is added at the end of Section FOURTH: (A):

                  "The public offering price of the Class A3 shares shall be the net asset value per share of the applicable Class A3 shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                       OF
                              AIM TAX-EXEMPT FUNDS

CLASS A SHARES

AIM Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund
AIM High Income Municipal Fund

CLASS A3 SHARES

AIM Tax-Free Intermediate Fund

CLASS C SHARES

AIM High Income Municipal Fund"


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        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                    , 2002
        ------------------
                                      AIM TAX-EXEMPT FUNDS


Attest:                               By:
         -------------------------          ------------------------------------
         Assistant Secretary                President

                                      A I M DISTRIBUTORS, INC.


Attest:                               By:
         -------------------------          ------------------------------------
         Assistant Secretary                President